UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 26, 2005

iVOW, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22743	95-3645543
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2101 Faraday Avenue, Carlsbad, California 92008

(Address of principal executive offices)

(760) 603-9120

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously reported in its Current Reports on Form 8-K, iVow, Inc. (the “Company”) received two letters from The Nasdaq Stock Market (“Nasdaq”) regarding its failure to comply with the continued listing requirements of the Nasdaq SmallCap Market.  On April 28, 2005, Nasdaq notified the Company that the bid price of its common stock did not satisfy the $1.00 per share minimum bid price required by Marketplace Rule 4310(c)(2)(B).  This notice indicated that the Company will be provided until October 25, 2005 to regain compliance with the minimum bid price requirement by having the bid price of its common stock close at $1.00 per share or more for a minimum of 10 consecutive trading days prior to such date.

On May 17, 2005, the Company received a second letter from Nasdaq indicating that the Company was not in compliance with Marketplace Rule 4310(c)(2)(B), which requires the Company to have a minimum of $2,500,000 in stockholders’ equity, $35,000,000 market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.  Nasdaq also requested the Company to submit a detailed plan regarding its proposal to achieve and subsequently comply with all of the continued listing requirements of the Nasdaq SmallCap Market.

The Company submitted a detailed plan to Nasdaq on June 1, 2005, in which the Company indicated that it intended to achieve and maintain compliance with the $2,500,000 stockholders’ equity requirement by completing a private placement and by reducing operating costs.  The private placement is described in Item 3.02 below.  The Company also indicated that it intended to comply with the minimum bid price requirement by requesting its stockholders to authorize the Board of Directors, at its discretion, to effect a reverse stock split of the Company’s common stock.

On July 19, 2005, the Company held an annual meeting of stockholders at which the stockholders approved, among other items, the private placement and authorized the Board of Directors, at its discretion, to effect a reverse stock split of the Company’s common stock at a ratio of not less than 2:1 nor greater than 10:1 for purposes of regaining compliance with the minimum bid price requirement.

On July 20, 2005, the Company received a letter from Nasdaq stating that it believed the Company had provided a definitive plan to achieve and sustain compliance with the $2,500,000 stockholders’ equity requirement, and as a result, granted an extension of time to complete the Company’s private placement described in Item 3.02 below.

On July 26, 2005, the Company completed the private placement, raising aggregate gross proceeds of approximately $2.5 million.  With the completion of this private placement, the Company’s stockholders’ equity now excceds $2,500,000.  As a result, the Company believes that it has regained compliance with the stockholders’ equity requirement for continued listing on the Nasdaq SmallCap Market.  Nasdaq, however, will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report (a Form 10-QSB due November 14, 2005 for the quarter ending September 30, 2005) the Company does not evidence compliance, it may be subject to delisting.  In the event the Company does not comply with the stockholders’ equity requirement for the quarter ended September 30, 2005, Nasdaq will provide the Company with a written notification that its securities will be delisted.  In such event, the Company may appeal the decision to a Nasdaq Listing Qualifications Panel.

Item 3.02.              Unregistered Sales of Equity Securities

On July 26, 2005, the Company completed a private placement to institutional and other accredited investors.  In this private placement, the Company issued 8.33 million Units at a purchase price of $0.30 per Unit for aggregate gross proceeds of approximately $2.5 million, or $2.2 net of expenses.  Each Unit is comprised of one share of common stock and a warrant to purchase one share of common stock.  The warrants have an exercise price of $0.30 per share and have a term of five years.

The Company has agreed to file a registration statement covering the shares of common stock and the common stock underlying the warrants sold in the private placement on or before September 9, 2005.

Dawson James Securities acted as the exclusive financial advisor to, and as sole placement agent for, the Company in connection with the private placement.  Dawson James received a selling commission equal to 5% of the gross proceeds, along with an expense allotment of 1% of the gross proceeds.  Dawson James also received a warrant to purchase that number of Units equal to 5% of the Units sold in the private placement at a purchase price of $0.001 per Unit.  This warrant has an exercise price of $0.36 per Unit and a term of five years.

In connection with the private placement, the Company completed an exchange with the holders of the outstanding Series A Preferred Stock.  In this transaction, the holders of Series A Preferred Stock exchanged their 826,447 shares of Series A Preferred Stock for 1,246,086 Units, 526,447 shares of common stock and $126,406 in cash.  As a result of this exchange, the Company has no outstanding shares of Series A Preferred Stock.

The issuance and sale of the common stock and warrants pursuant in the private placement were made in reliance upon the exemption provided in Section 4(2) of the Securities Act and Regulation S promulgated under the Securities Act.  The issuance of common stock and warrants in the Series A exchange were made in reliance upon Section 3(a)(9) under the Securties Act.  No form of general solicitation or general advertising was conducted in connection of the private placement or the Series A exchange. Each of the warrants and the certificates representing shares of the Company’s common stock issued in the private placement and the Series A exchange contain restrictive legends preventing the sale, transfer or other disposition of such shares and warrants, unless registered under the Securities Act.

A press release describing the private placement was issued on July 27, 2005 and is attached hereto as Exhibit 99.1 and is hereby incorporated by reference in its entirety.

Item 9.01                                             FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  Exhibits

The following exhibit is filed with this current report:

Exhibit No.	Description

99.1	Press Release, dated July 27, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVOW, Inc.

Date: July 27, 2005	By:	/s/ Michael H. Owens
Michael H. Owens, M.D.
Chief Executive Officer